SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 5, 2018

One Horizon Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36530	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

34 South Molton Street, London W1K 5RG, United Kingdom

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+44(0)20 7409 5248

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01      Other Events

On February 5, 2018, Laurence Brown Jr., aka Jay Brown, the Founder and CEO of Roc Nation, agreed to introduce A- List musical artists to 123Wish for the purpose of having those artists engage in 123Wish experiences with their fans. In addition to the 100,000 shares granted to Mr. Brown by the Company, Andrew Resnick and Natalia Weismann, the Co-founders of 123Wish, agreed to pay to Mr. Brown 3% of the net proceeds received by them on the sale of 123Wish, based upon their remaining holdings in 123Wish.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: February 7, 2018	By:	/s/ Martin Ward
Martin Ward
Chief Financial Officer